Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated June 27, 2008 relating to the consolidated financial statements and effectiveness of Smith & Wesson Holding Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Boston, Massachusetts
September 23, 2008